EXHIBIT 10.3
Famous Dave’s of America, Inc.
Director Stock Grant
     This Director Stock Agreement (the “Agreement”) made effective as of February 21, 2007 by and between Famous Dave’s of America, Inc., a Minnesota corporation (the “Company”), and                                          (“Director”).
     WHEREAS, Director is serving as a member of the Board of Directors of the Company (the "Board”) and is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) and the Company desires to award Director for his or her services to the Company for fiscal 2007; and
     WHEREAS, the Company has adopted the Famous Dave’s of America, Inc. 2005 Stock Incentive Plan (the “Plan”) pursuant to which shares of Common Stock have been reserved for issuance (a copy of which is available upon request); and
     WHEREAS, Director and the Company desire to enter into this Agreement for the granting of stock.
     NOW, THEREFORE, the parties hereto agree as follows:
          Grant of Stock. The Company hereby grants to Director the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Stock”) set forth at the end of this Agreement after “Number of Shares.” The Stock shall be issued in certificate form, and shall be registered on the books of the Company maintained by the Company’s transfer agent.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first written above.

Famous Dave’s of America, Inc.

By:

Name:
Title:

Director
Number of Shares: